Exhibit 11.2

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Form 1-A/A of HappyNest REIT, Inc. of our report dated April 20, 2023, relating to our audit of the consolidated financial statements, which appears in the Annual Report on Form 1-K of HappyNest REIT, Inc. for the year ended December 31, 2022.

We also consent to the reference to our firm under the caption “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ Assurance Dimensions, Inc.

Assurance Dimensions

Margate, Florida

December 8, 2023